FINEP              Ministry of Science, Technology and Innovation         Federal Government of Brazil

FINEP Reference No. 1036/13

Exhibit 10.1

FINANCE CONTRACT BETWEEN FINANCIADORA DE ESTUDOS E PROJETOS - FINEP AND TECUMSEH DO BRASIL LTDA.

FINANCIADORA DE ESTUDOS E PROJETOS - FINEP CONTRACT INSTRUMENT CODE No

FINANCIADORA DE ESTUDOS E PROJETOS - FINEP, federal public company, linked to the Ministry of Science, Technology and Innovation, headquartered in Brasília, Federal District, and services in this city, at Praia do Flamengo, No. 200, enrolled in the CNPJ No. 33.749.086/0001-09, herein after called FINEP, and TECUMSEH DO BRASIL LTDA. headquartered at São Paulo, São Carlos, Rua Coronel José Augusto de Oliveira Salles, 478, Postcode 13.560-971, enrolled in the CNPJ under the No. 45.361.425/0001-64, hereinafter called FINANCED PARTY, through their legal representatives, have agreed to and contracted the following:

CLAUSE ONE
VALUE

By this Agreement, FINEP grants to the FINANCED PARTY credit in the amount of R$ 82,475,114.40 (eighty-two million, four hundred seventy-five thousand, one hundred and fourteen Brazilian reals and forty cents).

CLAUSE TWO
OBJECTIVE

The objective of the funding granted hereby is to defray, in part, expenses incurred in the preparation and execution of the project described in the attached document which incorporates this agreement, hereinafter called simply PROJECT (No. 1036/13), under Decisions DEC/DIR/001/2014 dated 01/28/2014 and DEC/DIR/123/2014 dated 05/27/2014, both BY FINEP’s Executive Board, according to the Disbursement Schedule approved by FINEP in the Work Plan.

CLAUSE THREE
AVAILABILITY OF FUNDS

1.Respected financial and budget planning of FINEP, the funding granted hereby shall be made available to the FINANCED PARTY in installments according to the needs of the financed project according to the work plan and upon fulfillment of the conditions set forth in Clause Eleven.
2.During the period of use of resources, the FINANCED PARTY agrees to maintain bank checking account, indicated to FINEP, for moving resources of this financing.    /
3.The date of signing of this instrument will be considered as basis for the computation of the periods listed in the Disbursement Schedule.
4.Values of installment available for withdraw will be automatically canceled, if not fully utilized within 36 (thirty six) months from the date of execution hereof.

4.1. At the request of FINANCED PARTY, FINEP, at its sole discretion, may extend the time limits for use of portions of funding, as long as the FINANCED PARTY submits a written explanation, accepted by FINEP.

CLAUSE FOUR
COUNTERPART

FINEP              Ministry of Science, Technology and Innovation         Federal Government of Brazil

FINEP Reference No. 1036/13

1.The FINANCED PARTY hereby undertakes irrevocably and irreversibly, to participate in the costs of establishing and implementing the PROJECT described in Clause Two, with its own resources in the minimum amount of R$ 35,346,477.60 (thirty-six million, three hundred and forty-six thousand, four hundred and seventy-seven Brazilian reais and sixty cents).    /
2.The FINANCED PARTY is also committed to contribute their own resources for the execution of the project, in the amounts and time periods, as defined in the Work Plan approved by FINEP, as well as, in its entirety, the necessary resources to cover any shortcomings/or/ increases to the total value of the project.

CLAUSE FIVE
CHARGES

1.For the purposes of this Agreement, we define the following

a)	SPREAD - Percentage value corresponding to the remuneration of the capital invested above the cost of borrowing;

b)	REDUCTION FACTOR - TJLP part not capitalized, currently set at 6% (six per cent) per annum;

c)	CAPITALIZATION FACTOR - Corresponds to the result of adjustment of the TJLP by the reduction factor;

d)
EQUALIZATION - Instrument based on 11.540/2007 Law, Article 12, paragraph I, "c", which adjusts the total interest owed by operation, including the part relating to TJLP and the part relating to SPREAD;

e)
FINANCIAL DELINQUENCY - Considered financially delinquent will be the company that does not pay off its debts with FINEP up to twenty (20) days after the date fixed for contractual maturity of each installment of interest and/or amortization, accumulating two successive or interleaved delays in the same year;

2. On the principal of the debt will fall, pro rata tempore, compound interest of TJLP plus 5% (five percent) per annum by way of SPREAD, reduced by the EQUALIZATION equivalent to 4.5% (four point five percent) per annum.
I. When the TJLP exceeds 6% (six percent) per annum:

a)
The amount corresponding to the TJLP installment that exceeds 6% (six per cent) per annum will be capitalized daily and calculated upon the incidence of the following term of capitalization on the unpaid balance, then consider all the financial events of the period:

FC = [(1 +TJLP)/1.06] n/360 (Capitalization factor equal to, open bracket, the ratio between the TJLP, plus unit, and a whole and six one hundredths, close bracket, raised to the power corresponding to the ratio between "n" and three hundred and sixty), being:

FC -        Capitalization Factor;

TJLP - Long Term Interest Rate, published by the Central Bank of Brazil, expressed as a decimal number;

n -         Number of links between the date of the financial event and the capitalization date, expiration or settlement of the obligation, considering how every financial event, any fact of a financial nature which results or may result in alteration of days outstanding balance.

As operational support for the term of capitalization, the currency adopted will be URTJ-01, whose daily quotations will be obtained by applying the FC factor on the price of the previous day, making n=l.

b)
The SPREAD of 5% (five percent) per annum referred to in item 2 of this Clause, plus the reduction factor (6% - six percent per annum) and deduced EQUALIZATION, will focus on the balance due, the due dates for the interest referred to in item 4, below, or at maturity or liquidation of this Agreement, being considered for the daily interest calculation, the number of days between the date of each financial event and chargeability of those dates.

c)	The amount referred to in sub-clause I, paragraph "a", of this Clause, which will be capitalized and included in the debt principal will be payable together with principal installments.

II - When TJLP is equal to or lesser than 6% (six percent) per annum:

a)	The capitalization factor of the outstanding balance will equal one (1);

FINEP              Ministry of Science, Technology and Innovation         Federal Government of Brazil

FINEP Reference No. 1036/13

b)
The SPREAD of 5% (five percent) per annum plus the TJLP itself and deduced EQUALIZATION, will focus on the balance due, the due dates for interest mentioned in item 4 below, or on the date of maturity or settlement of contract, being considered for the daily interest calculation, the number of days between the date of each financial event and due dates for the aforementioned.

3. Under no circumstances negative charges will be accepted.

4. The amount determined under item 2 of this Clause as applicable, will be payable monthly during the grace period due the 15th (fifteenth) of every month. During the amortization period, the amount referred to above, will be required together with the installments of principal and on the due date or settlement of the Agreement.

5. Should there be a default of any financial obligation or if the amount offered is insufficient to settle at least the provision of debt, will be recorded as a debit, the values of defaulting payments, plus the charges specified in the following items. Payments by FINANCED PARTY will be accepted as partial payment of the debt. This procedure cannot be relied on as sufficient to stop or overturn the late fee or the immediate enforceability of any obligations, will not result in novation of the debt or take away the loss of the benefit of equalization where provided for in this Agreement.

5.1. On the value of defaulting bonds will be applied immediately, a fine of up to 10% (ten percent), scaled according to the period of default, as specified below:

No. of Days Late	Fine
01 (one)	1% (one percent)
02 (two)	2% (two percent)
03 (three)	3% (three percent)
04 (four)	4% (four percent)
05 (five)	5% (five percent)
06 (six)	6% (six percent)
07 (seven)	7% (seven percent)
08 (eight)	8% (eight percent)
09 (nine)	9% (nine percent)
10 (ten)	10% (ten percent)

5.2.    The default FINANCED PARTY also be subject to the payment of default interest of 1% (one percent) per month, incidents on the outstanding balance due, plus the penalty referred to in sub-item 5.1, above will be calculated pro rata tempore.

5.3.    Installments in debt will continue to be applied the charges of this Agreement.

5.4.     Assuming that the immediate charge of all debt occurs, the provision of the previous sub-items of this Clause will be applied to the balance due.

6. The amount corresponding to 1.12% (one point twelve percent) of the amount of funding will be used to meet costs of inspection and supervision. This percentage will be applied on the value of each installment of finance and less upon their actual release.

7. In the event of being replaced the legal criteria for the remuneration of resources, compensation provided for in this Agreement may turn out to be effected by the use of the new criteria for the remuneration of said appeals which, besides preserving the real value of the transaction, to remunerate in the same previous levels. In this case, the new criteria will only be due from the date the FINEP reports the change, in writing, to the FINANCED PARTY.

FINEP              Ministry of Science, Technology and Innovation         Federal Government of Brazil

FINEP Reference No. 1036/13

8. The occurrence of financial default, pursuant to paragraph "e", item 1, of this Clause, generates the complete loss of the benefit of equalization, in terms of Clause Six.

CLAUSE SIX
LOSS OF EQUALIZATION BENEFIT

1. The loss of the benefit of equalization shall take effect from the date of occurrence of default to the termination of the contract, under the following conditions:
a)In the case of financial default, the purge of the benefit will reach the unpaid and outstanding installments, so that the outstanding balance will be recalculated from the occurrence of the breach;
b)In the cases provided in paragraphs "a", "h", and T Item 1 of Clause Fourteen, except as provided in paragraphs 2 and 7 of the same, the purge of the benefit will reach the benefits paid and outstanding, so that the outstanding balance will be recalculated at the time of conclusion of the contract.

1.1. The loss of the benefit of equalization will be applied, and also due to breach this contract and/or in which another instrument signed by FINANCED PARTY with FINEP.

CLAUSE SEVEN
CHARGE FOR CREDIT RESERVE

1. A charge of 0.1% (one tenth percent) will fall, in title of credit reserve, payable over a period of thirty (30) days or fraction in the following cases:
a)On the unused balance of each tranche of credit from its immediate availability date to the date of disbursement, will be required when its payment; and
b)The balance of the unused credit from the day immediately following its availability to the date of cancellation, made at the request of FINANCED PARTY or upon the initiative of FINEP and which payment will be due on the date of the application or the decision of FINEP, as appropriate.

1.1.The incidence of charge provided above will occur when setting the schedule of resource availability by FINEP.
1.2.This charge will not apply if the financial reprogramming previously requested by the FINANCED PARTY and approved by FINEP occurs.

CLAUSE EIGHT
RETURN OF FUNDS NOT USED

1. The FINANCED PARTY should return to FINEP, within ninety (90) days from receipt of the notification, the amount disbursed and not used until the deadline in item 4 of Clause Three, updated by the Selic rate from the date of release of the corresponding portion(s). From the compensation determined, compensatory interest shall be deducted established in Clause Five incidents on 2 - The value corresponding to the main features returned, excluding charges, will be repaid by the outstanding balance of the financing.

CLAUSE NINE
OUTSTANDING BALANCE

The outstanding balance will be measured as the sum of the value of the releases plus charges stipulated in Clause Five deducted amortizations paid.

CLAUSE TEN
GRADE PERIOD AND AMORTIZATION

FINEP              Ministry of Science, Technology and Innovation         Federal Government of Brazil

FINEP Reference No. 1036/13

1.During the grace period of 36 (thirty six) months, covering the period from the date of signature of the Agreement and the expiration of the first amortization installment will be charged the cost of dealing with Clause Five.
2.The debt principal arising from this Agreement shall be paid to FINEP in 73 (seventy-three) consecutive monthly installments, each in the principal amount of maturing debt, divided by the number of repayment installments not yet due. The maturity of the first installment will take place on 07/15/2017 and the others on the same day of the subsequent months, the last occurring in 07/15/2023 and the others on the same day of the subsequent months, the last occurring in 07/15/2023.
3.Non-receipt of the notice of assessment shall not relieve the FINANCED PARTY of the obligation to pay the installments of the balance due on the dates set forth herein.
4.Where the repayment of principal and interest will occur on Saturdays, Sundays or national holidays, including bank, it will shift to the next business day.
CLAUSE ELEVEN
CONDITIONS FOR USE OF CREDIT

1.For the disbursement of the first installment, the FINANCED PARTY shall, within sixty (60) days of the date of execution hereof:

a)	prove the transcript of this Contract in the Registry of Deeds and Documents at the headquarters of the FINANCED PARTY.

b)	indicate the bank checking account linked to the handling of resources;

c)
submit a Certificate of Charges Relating to Social Security Contributions and Third Parties issued by the IRS Joint Certificate of Charges Relating to Federal Taxes and the Active Debt of the Union of the FINANCED PARTY;

d)	submit a Certificate of Compliance of FGTS (CRF) issued by the Federal Savings; for the FINANCED PARTY;

e)	be compliant with the Union, its institutions and entities of Direct and Indirect Administration;

f)
present to FINEP letter of guarantee issued by a financial institution approved in advance by FINEP, In the minimum value of the installment, plus charges arising from this funding, valid for at least one (1) year of its issuance;

1.1. The non-compliance by the FINANCED PARTY of the conditions listed above within the stipulated period will result, at the discretion of FINEP, the extinction of right to this contract without prior notification, judicial or extrajudicial, of the FINANCED PARTY and the consequent filing of the PROJECT.

2.For disbursement of subsequent installments after the first, the FINANCED PARTY must submit to FINEP the following documents:

a)	partial statement of the costs of the resources previously disbursed according to the Work Plan approved by FINEP;

b)	partial statement of the use of its own funds performed according to the Work Plan approved by FINEP;

c)	interim progress report of PROJECT activities;

d)
Project Expense Report audited by Independent Audit firm registered with the Securities and Exchange Commission - CVM, which should contain the expenditures were funded by FINEP and related to the company’s counterpart;

e)
certificate of Debits Relating to Social Security Contributions and Third Parties issued by the IRS, Joint Certificate of Debt Relating to Federal Taxes and the Debt Union and the Certificate of Compliance FGTS (CRF) issued by the Federal Savings; of the FINANCED PARTY;

f)	be compliant with the Union, its institutions and entities of Direct and Indirect Administration;

g)
present to FINEP letter of guarantee issued by a financial institution approved in advance by FINEP, In the minimum value of each installment, plus charges arising from this funding, valid for at least one (1) year of its issuance;

3.Within 180 (one hundred eighty) days from the closing date for using resources, the FINANCED PARTY shall submit to FINEP:

a)	final consolidated statement of the costs of the resources previously released by FINEP according to the Work Plan;

FINEP              Ministry of Science, Technology and Innovation         Federal Government of Brazil

FINEP Reference No. 1036/13

b)	final consolidated statement of use of its own funds of counterpart in the amount provided for in Clause FOUR - COUTNERPART;

c)	One (1) copy of the Final Project Report, in accordance with the model propagated on FINEP’s site (www.finep.gov.br);

d)
Project Expense Report audited by Independent Audit firm registered with the Securities and Exchange Commission - CVM, which should contain the expenditures were funded by FINEP and related to the company’s counterpart;

4.The statements of expenditure shown under item 2 and 3 of this CLAUSE shall contain breakdown of expenditures in PROJECT, by identifying the triggering event of the expense, its value and the number of the respective invoice or similar document.

5.FINEP will only release the installments if it understands that the documents referred to in items 1 and 2 above are satisfactory.

6.The unsatisfactory delivery, at the discretion of FINEP, of the documents required under paragraphs 'a', ‘b’ 'c' and 'd' of Item 2 and paragraphs of Item 3 of this Clause shall entail warning of the FINANCED PARTY by letter granting thirty (30) days to comply with the obligations.

6.1. During the period given by the warning and until the fulfillment of related obligations in the caput, the release of further installments will be suspended.

7.Supporting documents mentioned in point 'a' and Y Item 2, and the points 'a' and 'c' in item 3 of this CLAUSE shall be prepared based on the models available on the FINEP website.

CLAUSE TWELVE
DIFFERENT OBLIGATIONS OF THE FINANCED PARTY

1. The FINANCED PARTY, from the date of this Contract and until its final settlement, assumes the following obligations, without prejudice to the provisions in the course of this contractual instrument:

a)	apply funds received solely on the execution of the project, according to the Work Plan approved by FINEP, that the FINANCED PARTY hereby acknowledges and agrees;

b)	promptly notify the FINEP occurrence that import modification of the Project or Work Plan approved by FINEP;

c)	adopt measures and actions to prevent or repair damage to the environment, safety and labor medicine that may be caused by the PROJECT;

d)
maintain for a period of five (5) years from the expiration of the last repayment installment of this funding exclusively for FINEP file available in physical and digital media, supporting documents relating to expenditure related to the statements referred to in items 2 and 3 of Clause Eleven;

e)
submit documents and information requested by letter, by FINEP, within 30 (thirty) days of receiving the notice, including on implementation or outcome of the project and proof of expenditure incurred, regardless of supervision to be exercised by FINEP;

f)	not perform acts that directly or indirectly result in decreased ability to pay of this funding without prior written permission from FINEP;

g)	inform to FINEP the occurrence of events that result in decreased ability to pay of this funding;

h)
inform to FINEP, immediately and in writing, any event resulting in decrease, insufficiency or impossibility of collateral security, case in which case the FINANCED PARTY should strengthen or replace warranty within the period of 30 (thirty) days of such information, without this implying in novation or exemption of the co-signers/guarantors of this contract;

i)	pay with their own resources all expenses necessary for the formalization of this Agreement;

j)	ensure FINEP the right to supervise the execution of this Agreement, especially the implementation of funded resources and used its own resources;

FINEP              Ministry of Science, Technology and Innovation         Federal Government of Brazil

FINEP Reference No. 1036/13

k)
ensure FINEP all necessary facilities and monitoring the project for studies of their legal status, technical, economic and financial relating to the Project, including, at the discretion of FINEP, auditing services accesses, as long as advance communication is made by FINEP;

l)
keep FINEP informed of the results of the PROJECT financed, especially about the amount of investment actually made with the implementation of the PROJECT, on the dates specified in this Agreement, or whenever requested;

m)
mention, whenever disclosing the PROJECT object of this funding, FINEP’s cooperation as financing agency, including the place of execution, where sign must be affixed according to the model, size and description, contained on the FINEP webpage (http://www.finep.gov.br), with the following text or another supplied by FINEP: "PROJECT FINANCED BY FINANCIADORA DE ESTUDOS E PROJETOS -FINEP";

n)	Make appear prominently in all reports of disclosure resulting from the implementation of the PROJECT, the text mentioned in paragraph "m";

o)
insert the FINEP virtual banner on your internet page, related to the PROJECT, if any, as well as signage highlighting the financial support of FINEP, visible part of the venue of the project and goods funded inconsumable, as model in Portal FINEP: http://www.finep.gov.br. The virtual banner must have link that directs to said FINEP portal;

p)	to keep its headquarters and management in Brazil, communicating to FINEP any change even within the national territory;

q)
inform to FINEP all changes made in the capital and/or corporate structure that may affect the business decision-making, as well as those that may influence the ability to pay obligations in this contract, within 10 (ten ) days after the Board of Trade or the Register of Legal Entities responsible;

r)	submit annually its accounting and the half-yearly financial statements for the six (6) months of the financial year within 90 days of closing;

s)	comply with legislation relating to the National Environmental Policy and maintain in good standing its obligations to the organs of the environment during the term of this Agreement;

t)
communicate to FINEP, before the date of graduation and ownership, the name and CPF/MF of the person who, in paid function or being among its administrators, will be sworn in and graduated as Representative, Senator or City Councilor. The notice shall be accompanied by proof of actions to be taken by the FINANCED PARTY for withdrawal is prevented from contracting with the Public Administration, in accordance with Article 54, paragraphs I and II of the Federal Constitution.

1.1. Failure to comply with the obligations laid down in points 'a 'and ‘b’ of item 1 above may configure default of this contract, entailing the loss of the benefit of equalization as provided in CLAUSE SIX - LOSS OF EQUALIZATION BENEFIT.

CLAUSE THIRTEEN
WARRANTIES

1.To ensure payment of financial obligations and the obligations under the Early Maturity Debt, under this Agreement, as the debt principal, interest, commissions, contractual penalty and fine, the FINANCED PARTY gives to FINEP surety granted by a financial institution approved in advance by FINEP, which undertakes this in the best form of law, as GUARANTOR and main payer of the FINANCED PARTY and severally, waiving the benefits of Articles 827 and sole paragraph of art. 333 of the Civil Code (Law 10.406 dated January 10, 2002), requiring that for themselves and their eventual successors to the final settlement of the debt secured.
1.1. To meet the requirements in item 1 above, the FINANCED PARTY will deliver a bank guarantee valid for at least one (1) year from its issue, in the amount of each installment, plus charges. The surety bond must be replaced sixty (60) days before the expiration in the minimum value of the outstanding balance indicated by FINEP plus the costs of this financing.
1.2. Along with this instrument, the above mentioned bank surety letters above will form an indivisible whole.

2.The FINANCED PARTY may, upon prior payment of the appreciation rate, submit to analysis by FINEP proposed of replacement or release of guarantees agreed in the contract.

FINEP              Ministry of Science, Technology and Innovation         Federal Government of Brazil

FINEP Reference No. 1036/13

2.1. The prepayment of the appreciation rate does not require FINEP to substitute, waive or release the guarantee negotiated in this contract.

2.2. The substitution, release, waiver or reinforcement of guarantees agreed upon in this contract does not imply novation or unburdening of responsibility of obligors, guarantors or co-signers.

3.FINEP may require reinforcement or replacement warranty in any occurrence that results in decreased, failure or impossibility of the security lodged, in which case the FINANCED PARTY should reinforce or replace warranty within thirty (30) days from the notice that FINEP gives by telegram, certified letter by mail or through the Registry of Deeds and Documents, or even in court.

CLAUSE FOURTEEN
EARLY DEBT MATURITY

1.FINEP may declare this Agreement expired in advance at any time, independent of judicial or extrajudicial notification, with the payment of the debt and immediate suspension of any disbursement, if it is proven by FINEP:

a)
the application of financing proceeds in the purposes other than that provided in CLAUSE TWO - OBJECTIVE, without loss of power for FINEP to communicate this fact to the Federal Public Ministry, for the purposes and effects of Law No. 7.492, dated 06.16.86;

b)
The diplomation as Representative, Senator or City Counselor of a person remunerated by the FINANCED PARTY, or, among it administrators, people included in the prohibitions provided by the Federal Constitution, article 54, paragraphs I and II, article 27, § 1 and article 29, IX;

c)	the constitution without permission from FINEP, of charge on the guarantees laid out in this contract;

d)
the change of the effective direct or indirect control of the FINANCED PARTY, which, in the judgment of FINEP, could jeopardize the orderly development of the PROJECT and / or disable the faithful execution of the CONTRACT;

e)
inclusion in corporate agreement, bylaws or articles of the FINANCED PARTY and in the acts of the parent companies, of device by which a special quorum is required for deliberation or approval of matters limiting or restricting the control of any of these companies by their controllers, or furthermore, the inclusion therein, of conditions leading to:

i)    restrictions on the ability to grow of the FINANCED PARTY or to its technological development;
ii) restrictions on access of the FINANCED PARTY to new markets;
or
iii) restrictions or loss of ability to pay financial obligations under this financing.
6. Where the incidence of item "a" of item 1 above, plus the early termination of contract and loss of the benefit of equalization, the FINANCED PARTY shall be subject, starting on the day following the prescribed means of judicial or extrajudicial notification, the penalty of 50% (fifty per cent) of the delivered value and not recognized as valid expense by FINEP, plus interest payable as contractually adjusted to the date of actual payment of the debt.

7. Where the incidence of item "i" in item 1 above, FINEP not apply to loss of the benefit of equalization and penalties arising, where the PARTY Financed not competed or helped in any capacity, for the emergence or increase the project's natural risk.

CLAUSE FIFTEEN
CLARITY AND LIQUIDITY OF DEBT

The FINANCED PARTY must recognize, as proof of its debt, the withdraws, requisitions, invoices and payment orders or similar documents, issuing or signing, as well as any accounting entry made by FINEP relating thereto, and FINEP, as evidence of its credit, receipts and notices that it signs or issues, relating to receipts for credit of the FINANCED PARTY, thus

FINEP              Ministry of Science, Technology and Innovation         Federal Government of Brazil

FINEP Reference No. 1036/13

expressly guaranteeing, at any time, certainty and liquidity of the debt, including interest and other charges, which, with the main, comprise debt, except the Financed PARTY entitled to require later verification of these tests and get back the credit eventually discharged.

CLAUSE SIXTEEN
EARLY DEBT SETTLEMENT

1.FINEP reserves the right to accept or refuse payments in anticipation of debt, and that acceptance is conditioned upon timely payment of the FINANCED PARTY, with all its contractual obligations and payment of the charges prescribed by FINEP.
2.The early settlement of debt does not relieve the FINANCED PARTY fulfillment of obligations to do or not do assumed by FINANCED PARTY in this contract.
2.1. The Financed PARTY may be relieved of the obligations referred to in item 2 above if FINANCED PARTY pays to FINEP additional fees and compensation charges, corresponding to the difference between charges provided for in this Agreement and the market rate during the period of the contract.

2.2. For purposes of this contract shall be considered market rate: modal daily fee charged in the Interbank Deposit transactions disclosed by the Registrar and Financial Settlement System (Cetip).

CLAUSE SEVENTEEN
LIABILITY FOR BUSINESS SUCCESSION

1.In case of business succession, any successors of the FINANCED PARTY will be jointly liable for the obligations arising from the Contract.
1.1. The provisions of this Special Condition do not apply if there is prior consent from FINEP for the removal of solidarity in the partial demerger.

CLAUSE EIGHTEEN
CONVENTIONAL PENALTY

If FINEP, for receiving its credit, recourses to legal action, the FINANCED PARTY shall pay, in respect of contractual penalty, 10% (ten percent) of the principal and interest on the outstanding balance of the debt, and extrajudicial expenses, court and attorney's fees, payable from the date on which the remedy for recovery. This penalty will be irreducible and payable together with the principal and accessories.

CLAUSE NINETEEN
NON-EXERCISE OF RIGHTS

The delay or abstention, by FINEP, to the exercise of any rights or powers which assist it as a result of the law or this Agreement, or any agreement with delays in fulfilling the obligations of the Financed PARTY, not require any novation, may not be interpreted as a waiver of such rights or powers that may be exercised at any time at the sole discretion of FINEP.

CLAUSE TWENTY
PLACE OF PAYMENT

The FINANCED PARTY shall pay all amounts under this Agreement or amortization or accessories, at FINEP's offices in Rio de Janeiro City, or in a place where its directs through this notice to pay, in cash or certified checks in favor of FINEP.

CLAUSE TWENTY-ONE
STATEMENTS

FINEP              Ministry of Science, Technology and Innovation         Federal Government of Brazil

FINEP Reference No. 1036/13

Under penalty of incidence of contractual and legal penalties, civil and criminal, the FINANCED PARTY declares that:

a)
the property where the project will be deployed described in Clause Two of this contract has no legal reserve and/or permanent preservation area, or has that particular property there are no embargoes on existing economic use of illegally deforested areas, pursuant to art. I, II, of the National Monetary Council Resolution No. 3,545, dated February 29, 2008;

b)
is not breaching the embargo activity under Art. 11 of Decree No. 6,321, of December 21, 2007, c/c the art. 16, § 1 and § 2, Art. 17 and art. 54, capute single paragraph of Decree No. 6514 dated July 22, 2008, and have not been notified of any restrictive sanction of law, pursuant to sections I, II, IV and V of the art. 20 of Decree No. 6514 dated July 22, 2008;

c)	is compliant with the Federal Government, its agencies and entities of the direct and indirect government, subject to the obligations the due performance is proved by certificate, by reason of law;

d)	is not breaching the embargo activity under Art. I, II, of the National Monetary Council Resolution No. 3545 dated 29 February 2008;

e)
there are no House Representatives, Senators or City Counselors diplomated or inducted, employed by or among the administrators, not setting the prohibitions provided by the Federal Constitution Article 54, paragraphs I and II, Article 27, and § I and Article 29,

f)	all information provided to FINEP, including filling out forms and registrations on the internet, is true;
The parties elect the court of the City of Rio de Janeiro to solve any controversy of this Agreement, granting to FINEP the right to choose the court of its headquarters.

CLAUSE TWENTY-TWO
AGREEMENT JURISDICTION

The pages of this Agreement are initialed by, lawyer of FINEP, enrolled in the OAB/RJ under the No 16988, by authorization of the legal representatives that sign it.

/s/ Maria Salete Cavalcanti	/s/ Fernando de Nielander R
Maria Salete Cavalcanti	Fernando de Nielander R
Acting President	Director
FINEP	FINEP

/s/ Reinaldo Favoretto	/s/ Antonio Donizetti Poiani
Reinaldo Favoretto	Antonio Donizetti Poiani
Financial Manager	Industrial Director
Tecumseh do Brazil	Tecumseh do Brazil

WITNESSES

FINEP              Ministry of Science, Technology and Innovation         Federal Government of Brazil

FINEP Reference No. 1036/13

ATTACHMENT

Support the innovation strategy of Tecumseh for the next three years, covering development of new products and processes. In the category of new products, the development of new compressors and refrigeration solutions with lower power consumption, less use of materials and lower noise emission will be supported. Energy consumption is expected to decrease with the variation of the motor speed of the compressor and reducing material usage and energy consumption should occur with the use of a new skeleton design and compression mechanism.

In terms of process innovations, improvements will be made in compressors manufacturing process to reduce production costs - a solution will be sought for the continuous measurement of the temperature in the casting process, improving its control, reducing losses, and a concept will be applied of reliability testing using statistical tools to improve the productivity of the product certification process. A methodology will also be developed to assess environmental impacts throughout the life cycle of products and solutions such as optimization of loading into trucks and use of company stock will be researched.

July 7, 2014

/s/ Reinaldo Favoretto	/s/ Antonio Donizetti Poiani
Reinaldo Favoretto	Antonio Donizetti Poiani
Financial Manager	Industrial Director
Tecumseh do Brazil	Tecumseh do Brazil